Exhibit 32.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Golden State Petroleum Transport Corporation (the “Company”) on Form 10-Q for the quarter ended
June 30, 2008 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Tor Olav Troim,
Director and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date:  August 14, 2008

/s/ Tor Olav Troim
Tor Olav Troim
Principal Executive Officer